Exhibit 99.1

FOR IMMEDIATE RELEASE

AGS Successfully Completes Debt Refinancing

Key Transaction Highlights

●    Lowers total principal amount of debt outstanding by approximately $40 million

●    Reduces annualized cash interest expense by approximately $10 million

●    Expands Revolving Credit Facility capacity to $40 million

●    Extends key debt maturities

LAS VEGAS, February 15, 2022 - PlayAGS, Incorporated (NYSE: AGS) ("AGS" or the "Company") today announced it has successfully completed the refinancing of its total debt outstanding through the issuance of (i) a senior secured first lien term loan in an aggregate principal amount of $575.0 million due 2029 (the “New Term Loan Facility”), the proceeds of which, together with cash on hand, were used to repay all amounts outstanding under the Company’s existing term loan facilities and to pay related fees and expenses, and (ii) a $40.0 million senior secured first lien revolving facility due 2027 (the “New Revolving Credit Facility”), which was undrawn at close. The New Term Loan Facility will bear interest at the Secured Overnight Financing Rate (“SOFR”) plus 4.00%, subject to a 0.75% SOFR floor, while the New Revolving Credit Facility will bear interest at SOFR plus 4.00%, subject to a 0.00% SOFR floor.

“I am extremely pleased with the outcome of the Company’s recent debt refinancing, as it simultaneously lowers our total principal amount of debt outstanding, reduces our borrowing costs and extends key debt maturities,” commented AGS Chief Financial Officer, Kimo Akiona. “Additionally, the increase in our revolver capacity from $30 million to $40 million strengthens our overall financial flexibility. Looking ahead, supported by the approximately $10 million of annualized cash interest expense savings we expect to realize, relative to the level incurred for the full-year 2021, coupled with the operating momentum we continue to see in the business, I remain confident in our ability to deliver upon our previously issued year-end 2022 net leverage target of less than 4.0x.”

For additional details regarding the refinancing transaction, investors should review the form 8-K filed today with the SEC.

Company Overview

AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II tribal gaming market, but our customer-centric culture and remarkable growth have helped us branch out to become one of the most all-inclusive commercial gaming equipment suppliers in the world. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, highly rated social casino, real-money gaming solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at playags.com.

AGS Investor & Media Contacts:

Brad Boyer, Senior Vice President Corporate Operations and Investor Relations

bboyer@playags.com

Julia Boguslawski, Chief Marketing Officer

jboguslawski@playags.com

©2022 PlayAGS, Inc. Products referenced herein are sold by AGS LLC or other subsidiaries of PlayAGS, Inc. Solely for convenience, marks, trademarks and trade names referred to in this press release appear without the ® and  TM  and  SM   symbols, but such references are not intended to indicate, in any way, that PlayAGS, Inc. will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these marks, trademarks and trade names.

Forward-Looking Statements

This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects," "targets" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on the Company's business and results of operations and other factors set forth under Item 1. "Business," Item 1A. "Risk Factors" in AGS's Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.